AMENDMENT NO.1 TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to Executive Employment Agreement (this “Amendment”) is made as of the 27th day of November, 2008, by and between STAAR Surgical Company, a Delaware corporation (“STAAR”), and Barry G. Caldwell (“the Executive”), in reference to the following:

RECITALS

A. The Executive and STAAR are parties to an Executive Employment Agreement dated November 27, 2007 (the “Agreement”), whereby STAAR agreed to retain the services of the Executive as its Chief Executive Officer, and the Executive agreed to render such services.

B. STAAR and the Executive wish to modify the terms of the Agreement so that the base salary is payable by STAAR in cash subject to an election by the Executive to receive a portion of his salary in the form of common stock.

NOW, THEREFORE, in consideration of the premises stated above, the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

AGREEMENT

1. Section 3.1 of the Agreement is hereby amended and restated in its entirety as follows:

“3.1 Base Compensation.

“(a) Base Salary. Subject to any election made pursuant to Section 3.1(b), STAAR shall pay the Executive a base salary (the “Initial Base Salary”) at the annual rate of $400,000, to be paid on a bi-weekly basis in cash by check, wire transfer or similar means. The Executive’s annual salary will be reviewed annually by the Board for the purpose of determining whether, at the sole discretion of the Board, the Executive’s salary shall be increased. (In this Agreement the term “Base Salary” shall mean, as of any date, the Initial Base Salary, plus all discretionary increases of annual pay made by the Board up to and including such date.)

“(b) Equity Compensation Portion of Base Salary. Subject to the approval of the Board, during the Term the Executive may elect to receive a portion of his Base Salary to be earned during the next Renewal Term in the form of restricted shares of STAAR’s common stock (the “Stock Portion”) as follows. At the first regularly scheduled meeting of the Board following the filing of STAAR’s Quarterly Report on Form 10-Q for the third fiscal quarter (the “Election Date”), the Executive may request to receive a specified amount of his Base Salary as the Stock Portion. If approved by the Board, the Executive shall receive, on, or as soon as practicable after, the anniversary of the Effective Date, restricted shares of STAAR’s common stock pursuant to the 2003 Omnibus Equity Incentive Plan or such similar equity incentive plan of the Company then in effect (the “Plan”), in a number equal to the Stock Portion divided by the Fair Market Value (as defined in the Plan) of STAAR’s common stock on the Election Date. Any Stock Portion received by the Executive shall be subject to vesting restrictions pursuant to the form of Restricted Stock Agreement appended to the Plan, and shall vest in twelve equal monthly installments at the end of each full calendar month following the anniversary of the Effective Date.”

2. Section 3.2 of the Agreement is hereby amended by replacing the words:

“In addition to the base salary described above, the Executive will be eligible for an annual performance bonus of up to 60% of annual base compensation (including for such purpose the equity compensation provided pursuant to Section 3.1(b) at a value of $100,000)”

with the following words:

“In addition to the Base Salary, the Executive will be eligible for an annual performance bonus of up to 60% of the Base Salary”

3. Section 5.10(a) of the Agreement is hereby amended by replacing the words:

“base compensation at the rate in effect on the Termination Date (including for such purpose at a value of $100,000 per year the equity compensation payable under Section 3.1(b))”

with the following words:

“Base Salary in effect on the Termination Date.”

4. Except as expressly modified by this Amendment, all terms, conditions and provisions of the Agreement shall continue in full force and effect as set forth in the Agreement. Except as otherwise modified or defined herein, all capitalized terms in this Amendment have the same meanings as set forth in the Agreement. In the event of a conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail. Each party represents and warrants to the other party that this Amendment has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement with respect to the subject matter contained herein. Each party agrees that the Agreement, as amended by this Amendment, constitutes the complete and exclusive statement of the agreement between the Parties, and supersedes all prior proposals and understandings, oral and written, relating to the subject matter contained herein. This Amendment shall not be modified or rescinded except in a writing signed by the Parties. This Amendment may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

The next page is the signature page.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Executive Employment Agreement, effective on the date first written above.

EXECUTIVE EMPLOYEE

/s/ Barry G. Caldwell

Barry G. Caldwell

STAAR SURGICAL COMPANY

/s/ Charles Kaufman
Charles Kaufman
Vice President and Secretary